UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2014 (the “Closing Date”), Inventergy Global, Inc. (the “Parent”) and Inventergy, Inc., a wholly-owned subsidiary of Parent (the “Subsidiary” and, together with Parent, the “Company”), entered into that certain Revenue Sharing and Note Purchase Agreement (the “Agreement”) with affiliates of Fortress Investment Group, LLC (“Fortress”), including a Note Purchaser (as defined below) who will also serve as collateral agent (the “Collateral Agent”) and a Revenue Participant (as defined below).

Notes; Note Purchasers

Pursuant to the Agreement, the Company issued an aggregate of $11,000,000 in original principal amount of senior secured notes (the “Notes”) to the purchasers identified in the Agreement (the “Note Purchasers”). As a result of the issuance of the Notes and the sale of the Fortress Shares (as define below), after the payment of all purchaser-related fees and expenses relating to the issuance of the Notes and Fortress Shares, the Company received net proceeds of $10,415,121. The Company will use the net proceeds to pay off existing debt and for general working capital purposes. The unpaid principal amount of the Notes (including the accumulated PIK Interest as defined below) bears cash interest equal to LIBOR plus 7%. In addition, a 3% per annum PIK Interest will be paid-in-kind by increasing the principal amount of the Notes by the amount of such interest (“PIK Interest”). PIK Interest shall be treated as principal of the Note for all purposes of interest accrual or calculation of any premium payment. Upon and during the continuance of an Event of Default under the Notes, as described below, the cash interest rate shall increase by an additional 2% per annum.

The principal of the Notes and all unpaid interest thereon or other amounts owing hereunder shall be paid in full in cash by the Company on September 30, 2017 (the “Maturity Date”). In addition to any Mandatory Prepayments (as defined below), the Company may prepay the Notes in whole or in part, generally without penalty or premium, except that any optional prepayments of the Notes prior to the first anniversary of the Closing Date shall be accompanied by a prepayment premium equal to 5% of the principal amount prepaid (the “Prepayment Premium”).

Upon receipt of any Monetization Revenue (defined below) from the patents identified in the Agreement (the “Patents”), the Company is required to apply, towards its obligations pursuant to the Notes, 86% of the difference between (a) any revenues generated from the monetization of the Patents (the “Monetization Revenue”) less (b) any litigation or licensing related third party expenses (including fees paid to the original patent owners) reasonably incurred by the Company to earn Monetization Revenue (the “Expenses”), such Expenses not to exceed 40% of the Monetization Revenue (the difference between Monetization Revenue and Expenses, the “Monetization Net Revenues”, and such payments, the “Mandatory Prepayments”). Mandatory Prepayments made by the Company out of Monetization Revenues are not subject to the Prepayment Premium.

In addition to the Mandatory Prepayments, beginning on the last business day of October 2015, the Company shall make monthly amortization payments (the “Amortization Payments”) in an amount equal to (x) the then outstanding principal amount divided by (y) the number of months left until the Maturity Date.

Payments on the Notes, including Mandatory Prepayments, the Amortization Payments and optional prepayments, will be applied as follows: first, to any then-outstanding expenses or other amounts owing pursuant to the Agreement; second, to accrued and unpaid interest (excluding PIK Interest); third, to principal; fourth, to any prepayment premium on the principal so repaid, if any; and finally, after all principal of the Notes and any prepayment premium has been paid in full, to the termination fee (described below). Optional prepayments and Mandatory Prepayments will reduce the Amortization Payments on a pro rata basis.

In connection with the execution of the Agreement, on the Closing Date, the Company paid to the Note Purchasers a structuring fee equal to $385,000 (consisting of 3.5% of the original principal amount of the Notes). Upon the earlier of the date on which the all obligations of the Notes are paid in full, or become due (whether at the Maturity Date or upon acceleration), the Company will pay to the Note Purchasers a termination fee equal to $770,000 (consisting of 7% of the original principal amount of the Notes).

Upon and during the continuance of an Event of Default, as described below, the Note Purchasers holding greater than 50% of the aggregate outstanding principal balance of the Notes (the “Majority Purchasers”) may, by notice in writing to the Company, declare the obligations under the Notes to be immediately due and payable (an “Acceleration”).

Revenue Stream; Revenue Participants

Pursuant to the Agreement, the Company granted to the purchasers identified in the Agreement (the “Revenue Participants) a right to receive a portion of the Company’s Monetization Revenues totaling $5,500,000 (unless the Revenue Participants have not received $5,500,000 by the Maturity Date, in which case the Revenue Participants have a right to receive a portion of Monetization Revenues totaling $8,250,000) (the “Revenue Stream”) (the Revenue Participants, together with the Note Purchasers, the “Purchasers”). The Revenue Participants will not receive any portion of the Revenue Stream until all obligations under the Notes are paid in full. Following payment in full of the Notes, the Company will pay to the Revenue Participants their proportionate share of the Monetization Net Revenues (the “Revenue Stream Payments”). The Revenue Participant’s proportionate share is equal to (a) 46% of Monetization Net Revenues until $2,750,000 has been paid to the Revenue Participants, (b) 31% of Monetization Net Revenues until the next $2,750,000 has been paid to the Revenue Participants and (c) 6% of Monetization Net Revenues until the next $2,750,000 has been paid to the Revenue Participants if (a) and (b) have not been fully paid by the Maturity Date. All Revenue Stream Payments will be payable on a monthly basis in arrears. The Company may prepay any or all of the remaining balance of the Revenue Stream Payments at any time once all obligations under the Notes have been satisfied. The rights of the Revenue Participants to the Revenue Stream are secured by all of the Company’s patent assets and the Cash Collateral Account, in each case junior in priority to the rights of the Note Purchasers.

Upon Acceleration of the Notes as described above, the Company will immediately and unconditionally be obligated to pay with respect to the Revenue Stream, the maximum amount of the Revenue Stream in full in cash ($5,500,000 if prior to the Maturity Date and $8,250,000 if after the Maturity Date, in each case, less any previous Revenue Stream Payments). In the event that any Additional Advances (as defined below) are made by the Note Purchasers or Revenue Participants pursuant to the Agreement, such amounts will be adjusted upward proportionately.

Events of Default; Breaches of Obligations

The Agreement contains customary events of default (each an “Event of Default”). Upon an occurrence and during the continuance of an Event of Default, the Majority Purchasers (or the collateral agent, acting at the direction of the Majority Purchasers) may take any action they deem necessary to protect their interests in any activity relating to the monetization of the Patents. The Majority Purchasers may also accelerate payment of the remaining obligations on the Notes and/or prevent the Company from taking any actions with respect to any of the Patents. To the extent that any obligations under the Notes are past due, including if such payments are past due as a result of an Acceleration of the Notes, the applicable percentage applied from Monetization Net Revenues will increase from 86% to 100% until full payment of the obligations of the Notes and Revenue Stream Payments.

In addition, if and to the extent that the Company breaches its obligations under the Agreement to timely pay amounts due under certain of its patent purchase agreements, the Purchasers will have the option (but no obligation) to advance directly to the applicable seller under such patent purchase agreement any such past due amounts and the Agreement will be amended to reflect the economics of such additional funding, which will be on economic terms that are substantially the same as the Notes and Revenue Stream issued at Closing.

Additional Advances

The Agreement contemplates the issuance of up to an additional $5,000,000 in Notes and additional rights to receive Revenue Stream Payments, (collectively the “Additional Advances”). If the Company makes an offer to issue Additional Advances, and if the Purchasers agree, in their sole discretion, to acquire such Additional Advances, the Agreement will be amended to reflect the economic and other terms and conditions of such Additional Advances. In particular, it is contemplated that to the extent that such Additional Advances occur, the additional Notes and participation in the Monetization Revenues will have substantially the same economic terms as those issued as of the Closing Date.

Patent License Agreement

As part of the Agreement, the Company and the Collateral Agent entered into that certain Patent License Agreement (the “Patent License Agreement”), under which the Subsidiary agrees to grant to the Collateral Agent a non-exclusive, royalty-free, and worldwide license to certain of its Patents (the “Licensed Patents”), which can only be used by the Collateral Agent following an occurrence and during the continuance of an Event of Default. Furthermore, if the Collateral Agent grants any licenses pursuant to the Agreement, any proceeds, less reasonable expenses, from such license must be applied to satisfy the obligations under the Note and the Revenue Stream Payments, with any further excess amounts provided to the Subsidiary in accordance with the Agreement. The Subsidiary has the sole right, at its expense, to bring any action on account of any such infringement of the Licensed Patents. When the Notes and Revenue Stream are paid in full, the Patent License Agreement will terminate.

Security Agreements

As part of the transaction, the Company granted the Purchasers a first priority security interest in all of the Company’s currently owned patent assets and all proceeds thereof, as well as a general security interest in all of the assets of the Company and its subsidiaries (including the Subsidiary), pursuant to a customary security agreement and patent security agreement. The Purchasers do not have a security interest in any future patent purchases by the Company.

The Company issued a press release concerning the Agreement, which is attached as Exhibit 99.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the execution of the Agreement, on the Closing Date, the Company issued 500,000 shares (the “Fortress Shares”) of its common stock to the Revenue Participant for an aggregate purchase price of $1,000,000. The Fortress Shares were issued pursuant to a subscription agreement dated October 1, 2014 (the “Subscription Agreement”). The Fortress Shares were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

On October 1, 2014, the Company issued an aggregate of 1,804,030 shares (the “Existing Note Shares”) of its common stock to the holders (the “Existing Note Holders”) of its secured convertible notes (the “Existing Notes”) (who otherwise had the right to convert the Existing Notes into common stock of the Company until July 2018) as consideration for a waiver from such Existing Note Holders in order for the Company to prepay the remaining outstanding principal and interest on the Existing Notes. Immediately following the issuance of the Existing Note Shares and the prepayment of the Existing Notes, the Existing Notes were deemed paid in full and the Company no longer had any obligations towards the Existing Note Holders. As a result of the termination of the Existing Notes, the Company eliminated the option of the Existing Note Holders to convert their debt into up to approximately 1,509,000 new shares of Company common stock. Further, as a result of this prepayment to the Existing Note Holders and the termination of the Existing Notes, $3,500,000 previously held in a cash collateral account in connection with the Existing Notes will be released to the Company. The Existing Note Shares were issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as they were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

In connection with the closing of the transactions contemplated by the Agreement, the Company will pay a closing fee of $330,000 and issue a 5 year warrant for the purchase of 247,500 shares of the Company’s common stock at $2.00 per share to National Securities Corporation, a wholly owned subsidiary of National Holdings, Inc. (“National”). National acted as advisor to the Company with respect to the transaction.

Item 8.01	Other Items.

As a result of the Agreement and pursuant to the terms of that certain Share Purchase Agreement, dated September 23, 2014, by and among the Company and Joseph W. Beyers, the Company’s Chief Executive Officer and Chairman (the “Share Purchase Agreement”), the Company will return $300,000 in cash previously prepaid by Mr. Beyers in connection with Mr. Beyers’ contingent purchase of up to 233,640 shares of the Company’s common stock. As a result of the Company returning the previously advanced cash to Mr. Beyers prior to the date specified in the Share Purchase Agreement, the Company will not issue any securities as a result of the Share Purchase Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated October 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 2, 2014

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer

Exhibit Index

99.1	Press release, dated October 2, 2014.